UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2009

Pet DRx Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 Centerview Drive, Suite 360, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-369-1914

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Zubeen Shroff to Board of Directors

On March 17, 2009, the Board of Directors (the "Board") of Pet DRx Corporation (the "Company") elected Zubeen Shroff to serve as a member of the Board until the Company’s next annual meeting of its shareholders and until a successor shall have been elected and qualified. Mr. Shroff was elected to fill an existing vacancy on the Board in accordance with the terms of a Board Voting Agreement previously reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 10, 2008.

Mr. Shroff previously served as the Vice Chairman of the Board from January 2008 to December 2008. From February 2006 until the merger of the Company with and into Pet DRx Veterinary Group, Inc., f/k/a XLNT Veterinary Care, Inc. ("PVGI") on January 4, 2008 (the "Merger"), Mr. Shroff served as a director of PVGI. Mr. Shroff served as Chairman of the Board of PVGI from March 8, 2007 until the effective date of the Merger. Mr. Shroff has served as Managing Director of Galen Partners, a healthcare private equity firm founded in 1990, since 1998. Mr. Shroff joined Galen Partners in 1997 following his employment with The Wilkerson Group, a medical products consulting company, where he was a Principal with a client base including pharmaceutical, diagnostics, device and biotech companies, plus a select number of venture capital firms. Prior to joining The Wilkerson Group, Mr. Shroff worked at Schering-Plough France, a manufacturer of healthcare products and medicines, where he directed the marketing and Phase IV clinical development of the company’s high-growth biotech business. Mr. Shroff received a BA in Biological Sciences from Boston University and an MBA from the Wharton School, University of Pennsylvania. Mr. Shroff is currently serving as a director of the following companies: ONI Medical Systems, Aperio Technologies, National Rehab Equipment, Inc. and Tactile Systems Technology, Inc. Mr. Shroff has previously served as a director of the following companies: Cognia, Inc., Encore Medical Corporation, Essential Group, Inc., and Lumenos, Inc. Additionally, Mr. Shroff is an Executive Committee Member of Boston University’s Medical School Advisory Board and is Chairman of the Westchester Medical Center Foundation Board.

Reference is made to Item 1.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 27, 2009, which is incorporated herein by reference for a description of any transactions since the beginning of the Company’s last fiscal year, or any that are currently proposed, regarding Mr. Shroff that are required to be disclosed by Item 404(a) of Regulation S-K.

2009 Board of Directors Compensation Plan

On March 18, 2009, the Board adopted the Company’s 2009 Non-Employee Director Compensation program (the "Director Program") upon the recommendation of the Compensation Committee of the Board. Under the Director Program, the Company will compensate members of the Board who are not employees of the Company or its subsidiaries for their service on the Board and its committees as follows. Each non-employee director will receive a grant of an option to purchase 65,000 shares of Company common stock upon his or her initial appointment to the Board, which will generally vest on the one-year anniversary of the date of grant. On an annual basis, each non-employee director will receive a grant of an option to purchase 24,000 shares of Company common stock, which will be vested upon grant. Additionally, on an annual basis, the Chairs of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will each receive an option to purchase 15,000 shares. These options will be vested upon grant. All options granted will have a term of ten years, subject to earlier termination upon a director’s termination of service with the Company. Non-employee directors will also be entitled to be reimbursed for expenses incurred in connection with Board and committee meetings. No other compensation will be paid or provided to the Company’s non-employee directors.

On March 18, 2009, pursuant to the Director Program, each non-employee director was granted an option to purchase 24,000 shares of Company common stock, that was fully vested upon grant. In addition, the Chair of each of the committees of the Board noted above received option grants in the amounts described above, which were also fully vested upon grant.

All options were granted with an exercise price equal to $.20 per share, which represents the closing price of the Company common stock on the Nasdaq Capital Market on the date of the grant. The Board’s decision to continue to award itself options in lieu of any cash is to preserve the cash of the Company.

2009 Employee Bonus Plan

On March 18, 2009, the Board adopted the Pet DRx Corporation 2009 Employee Bonus Plan (the "Bonus Plan"), which provides for a performance-based annual bonus program for senior executive officers. The Board adopted the Bonus Plan and established a specific objective annual performance goal and set target awards for participants in the Bonus Plan upon the recommendation of the Compensation Committee of the Board.

The Board selected the following senior executive officers to participate in the Executive Bonus Plan for 2009: the Company’s Chairman and Chief Executive Officer, Executive Vice President and Chief Financial Officer, and Executive Vice President, General Counsel & Secretary. The performance goals under the Plan for 2009 that were established by the Board are based upon the achievement of specified levels of earnings before interest, taxes, depreciation and amortization ("EBITDA") for the Company during 2009. The target incentive award, as a percentage of base salary, assigned to our select senior executive officers is 25%. The Board, upon recommendation by the Compensation Committee, will be responsible for determining whether the performance goal has been attained.

The performance goal established under the Bonus Plan for 2009 is intended to ensure that the senior executive officers are fully aligned to achieve improved operating performance for the Company’s existing business and to deploy capital effectively and profitably. In administering the Bonus Plan, the Board’s objective is to create a direct link between pay and performance for the Company’s senior executives.

Employment Agreement with Chairman and Chief Executive Officer

On March 18, 2009, the Company entered into an employment agreement with Mr. Burleson with an effective date of November 18, 2008. Under this employment agreement, Mr. Burleson will receive an annual base salary of $360,000 for serving as the Company’s Chief Executive Officer and also will be eligible to receive an annual bonus in an amount and based on criteria to be determined by the Board of Directors upon the recommendation of the Compensation Committee of the Board. Under the terms of the agreement, if the Company terminates Mr. Burleson’s employment for any reason other than "cause," or if he terminates his employment with the Company for "good reason" (each as defined in the employment agreement), he is entitled to receive an amount equal to the amount of his annual base salary, payable over a twelve (12) month period. The agreement provides that if the Company terminates Mr. Burleson’s employment without cause, or if he terminates his employment for good reason, in either case, within twelve (12) months following a "Change in Control" (as defined in the employment agreement) of the Company, the severance described above shall be paid in a single lump sum within sixty (60) days following Mr. Burleson’s termination of employment. To receive the severance, Mr. Burleson must sign a release of claims against the Company. Mr. Burleson will also be entitled to continuation of health benefits for the lesser of two years or his COBRA continuation coverage period. The agreement also provides that if the Company terminates Mr. Burleson’s employment without cause, or if he terminates his employment for good reason, in either case, twelve (12) months following a "Change in Control" (to be defined in the option agreements), all of the options to purchase common stock of the Company held by Mr. Burleson shall immediately fully vest and become exercisable. The agreement also contains certain non-competition and non-solicitation covenants that apply during his employment and for one year after his termination of employment.

Employment Agreement with Executive Vice President and Chief Financial Officer

On March 18, 2009, the Company entered into an employment agreement with Mr. Zimmerman with an effective date of November 18, 2008. Under this employment agreement, Mr. Zimmerman will receive an annual base salary of $300,000 for serving as the Company’s Executive Vice President and Chief Financial Officer and also will be eligible to receive an annual bonus in an amount and based on criteria to be determined by the Board upon the recommendation of the Compensation Committee. Under the terms of the agreement, if the Company terminates Mr. Zimmerman’s employment for any reason other than "cause," or if he terminates his employment with the Company for "good reason" (each as defined in the employment agreement), he is entitled to receive an amount equal to the amount of his annual base salary, payable over a twelve (12) month period. The agreement provides that if the Company terminates Mr. Zimmerman’s employment without cause, or if he terminates his employment for good reason, in either case, within twelve (12) months following a "Change in Control" (as defined in the employment agreement) of the Company, the severance described above shall be paid in a single lump sum within sixty (60) days following Mr. Zimmerman’s termination of employment. To receive the severance, Mr. Zimmerman must sign a release of claims against the Company. Mr. Zimmerman will also be entitled to continuation of health benefits for the lesser of two years or his COBRA continuation coverage period. The agreement also provides that if the Company terminates Mr. Zimmerman’s employment without cause, or if he terminates his employment for good reason, in either case, twelve (12) months following a "Change in Control" (to be defined in the option agreements), all of the options to purchase common stock of the Company held by Mr. Zimmerman shall immediately fully vest and become exercisable. The agreement also contains certain non-competition and non-solicitation covenants that apply during his employment and for one year after his termination of employment.

Item 8.01 Other Events.

As previously reported in the Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on January 27, 2009 and February 10, 2009, the Company has issued an aggregate of $5,500,000 original principal amount of its 12% senior secured convertible notes (the "Senior Notes"). The terms of the original securities purchase agreement relating to the Senior Notes (the "Purchase Agreement") provide that the Company may sell up to an additional $1,000,000 of the Senior Notes to certain of its employees, provided that the closing occurs no later than March 2, 2009.

As previously reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 9, 2009, affiliates of Camden Partners and Galen Partners consented to extend the deadline for the closing of the sale of the Senior Notes to certain of its employees to March 13, 2009. Subsequently, in accordance with the terms of the Purchase Agreement, affiliates of Camden Partners and Galen Partners consented to: (i) permit the sale of the additional $1,000,000 of the Senior Notes discussed above to certain investors who previously purchased Senior Notes; provided, however, that the sale of the Senior Notes to such investors shall be made only to the extent certain of the Company’s employees do not participate in the sale and (ii) further extend the deadline for the closing of the sale of the additional Senior Notes to March 27, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pet DRx Corporation

March 23, 2009	By:	George A. Villasana

Name: George A. Villasana
Title: Executive Vice President, General Counsel & Secretary